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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                   FORM 8-K


                              CURRENT REPORT


          PURSUANT TO SECTION 13 OR 15(d) OF SECURITIES ACT OF 1934



       Date of Report (Date of earliest event reported):  JANUARY 7, 1999



                       FirstWorld Communications, Inc.
            (Exact name of registrant as specified in its charter)


          DELAWARE                      0-24953                 33-0521976
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
      of incorporation)                                     Identification No.)


    7100 E. BELLEVIEW AVENUE, SUITE 210, GREENWOOD VILLAGE, COLORADO  80111
                    (Address of principal executive offices)



      Registrant's telephone number, including area code:  (303) 874-8010


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     This Current Report on Form 8-K is filed by FirstWorld Communications,
Inc., a Delaware corporation (the "Company"), in connection with the transactions described herein.

ITEM 5 - OTHER EVENTS

     On January 7, 1999, the Company purchased all of the outstanding capital stock of Accelerated Information, Inc., a California corporation ("AI"), in exchange for an aggregate of $10,094,379.72 and 187,500 shares of the Company's Series B Common Stock. By virtue of its acquisition of all of the outstanding capital stock of AI, FirstWorld also acquired Slip.Net, Inc., a California corporation and a wholly owned subsidiary of AI ("Slip.Net"). Slip.Net is an ISP engaged in the business of providing Internet access, web hosting services, support for e-commerce and co-location services primarily in the San Francisco Bay area. The Company also repaid $355,620.28 of long-term debt of Slip.Net at the closing and by virtue of the acquisition assumed certain capital lease obligations.

     The Company deposited an aggregate of $1,450,000 of the total purchase price into an escrow account for the purpose of satisfying claims made by the Company for breach of representations, warranties or covenants made by the selling shareholders in the Stock Purchase Agreement on behalf of themselves, AI and Slip.Net. Absent a claim for indemnification all of the funds in the escrow account other than those specifically allocated to tax matters will be released to the selling shareholders on the first anniversary of the closing. The Company used available cash to fund the acquisition.


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: January 20, 1999        FirstWorld Communications, Inc.



                                    By: /s/  SHELDON S. OHRINGER
                                        --------------------------------------
                                        Sheldon S. Ohringer
                                        Chief Executive Officer and President



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